                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-85654

         PROSPECTUS SUPPLEMENT NO. 16 TO PROSPECTUS DATED JUNE 21, 2002

                                       OF

                              CALPINE CORPORATION

                                  RELATING TO
                       RESALES BY SELLING SECURITYHOLDERS
                                       OF
                          4% CONVERTIBLE SENIOR NOTES
    AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SENIOR NOTES

     This Prospectus Supplement supplements the Prospectus dated June 21, 2002, as supplemented to date (the "Prospectus"). This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered by selling securityholders to prospective purchasers along with this Prospectus Supplement. The information in the following table supercedes in part and supplements the information in the relevant section in the Prospectus.

                                                                                                SHARES OF
                                                                                               COMMON STOCK
                                     AGGREGATE PRINCIPAL       SHARES OF        SHARES OF      BENEFICIALLY
                                       AMOUNT OF NOTES           COMMON          COMMON        OWNED AFTER
                                     BENEFICIALLY OWNED          STOCK            STOCK       COMPLETION OF
SELLING HOLDER                           AND OFFERED       BENEFICIALLY OWNED    OFFERED       THE OFFERING
--------------                       -------------------   ------------------   ---------   ------------------
JMG Capital Partners, LP (1).......      $4,125,000             228,278          228,278               0
Sagamore Hill Hub Fund Ltd.........       2,470,000             182,190          136,690          45,500

---------------

(1) JMG Capital Partners, LP has advised that $875,000 in aggregate principal amount of the Senior Notes previously held by JMG Convertible Investment, LP has been transferred to JMG Capital Partners, LP and that the aggregate principal amount of the Senior Notes indicated above reflects this transfer.

                             ---------------------

                   Prospectus Supplement dated July 11, 2003